POWER OF ATTORNEY

January 13, 2012

Each of the undersigned, a Director and/or Executive Officer of C&D Technologies, Inc., a Delaware corporation (the “Company”), hereby authorizes David J. Anderson, the Vice President, General Counsel and Corporate Secretary of the Company, as its attorney-in-fact, to sign on his behalf in his capacity as a Director and/or Executive Offer (and not in such person’s personal individual capacity for personal financial or estate planning), the Statement of Changes in Beneficial Ownership on Form 4 and any other filings pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (and any amendments thereto), required to be filed on behalf of the undersigned in respect of any securities of the Company held by the undersigned, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date first set forth above.

Signature	Title

/s/ Jeffrey A. Graves	Director and Executive Officer
Jeffrey A. Graves

/s/ Ian J. Harvie	Executive Officer
Ian J. Harvie

/s/ David L. Treadwell	Director
David L. Treadwell

/s/ Todd W. Arden	Director
Todd W. Arden

/s/ Kevin P. Dowd	Director
Kevin P. Dowd

/s/ James J. Gaffney	Director
James J. Gaffney

/s/ Michael Gallagher	Director
Michael Gallagher

/s/ Andrew P. Hines	Director
Andrew P. Hines